UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

May 14, 2007

Peak International Limited

(Exact Name of Registrant as specified in Charter)

Bermuda	0-29332	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Flat E & F, 19/F., CDW Building, 388 Castle

Peak Road,

Tsuen Wan, New Territories, Hong Kong

(Address of principal executive offices)

Telephone: (852) 3193-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS, ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On May 14, 2007, Thomas Gimple resigned from his position as a Director of the Company and as a member of the Audit Committee of the Board of Directors. The resignation of Mr. Gimple was not the result of any disagreement with the Company.

ITEM 3.01.	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING REQUIREMENT OR STANDARD; TRANSFER OF LISTING

As a result of Mr. Gimple’s resignation, the Company’s Audit Committee does not meet the requirement of Nasdaq Rule 4350(d)(2)(A) for three independent members, and the Company is out of compliance with Nasdaq Rule 4350(c)(1), which requires a majority of independent directors. The Company is relying on the cure periods set forth in Nasdaq Rules 4350(d)(4)(B) and 4350(c)(1), which allow the Company to cure such non-compliance within 180 days following Mr. Gimple’s resignation. The Company has notified Nasdaq of such circumstances as required by the applicable Nasdaq rules.

On May 29, 2007, Nasdaq formally gave written notice to the Company regarding the Company’s noncompliance with the requirement to have three independent directors on its Audit Committee as required by Nasdaq Marketplace Rule 4350. In the letter, Nasdaq confirms that the Company has a cure period to regain compliance, which shall be:

•	“ until the earlier of the Company’s next annual shareholders’ meeting or May 14, 2008; or

•	if the next annual shareholders’ meeting is held before November 12, 2007, then the Company must evidence compliance no later than November 12, 2007.”

The Company has every intent to regain compliance within the time periods set forth above.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 1, 2007	PEAK INTERNATIONAL LIMITED

/s/ JOHN SUPAN
	Name:	John Supan
	Title:	Chief Financial Officer

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